Exhibit 99.1
[Logo]
                                                         1025 Eldorado Boulevard
                                                      Broomfield, Colorado 80021
                                                                  www.Level3.com


                                                                    NEWS RELEASE


Level 3 contacts:

Media:            Josh Howell                       Investors:        Robin Grey
                  720-888-2517                                      720-888-2518

                  Arthur Hodges
                  720-888-6184


              Level 3 Repays Senior Secured Credit Facility In Full


BROOMFIELD, Colo., Oct. 1, 2003 -- Level 3 Communications, Inc. (Nasdaq:LVLT) announced today that it has repaid in full the $1.125 billion of purchase money debt obligations outstanding under its senior secured credit facility. As a result, the senior secured credit facility has been terminated.

Level 3 repaid the senior secured credit facility with proceeds from the recently completed private offering of Senior Notes by its subsidiary, along with restricted cash of $400 million and approximately $243 million of unrestricted cash on hand.

In connection with the repayment of the senior secured credit facility, Level 3 has decreased consolidated long-term debt by $625 million and reduced its consolidated annual interest expense. Additionally, as a result of the termination, covenants contained in the senior secured credit facility have been eliminated, and the first significant maturities on the company's outstanding long-term debt now begin in 2008.

Pro forma for these transactions and the issuance of approximately $374 million of Senior Convertible Notes in July 2003, Level 3 had approximately $1.2 billion in cash on hand, including $150 million of restricted cash, at the end of the second quarter 2003.


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Reconciliation to Cash Balance                                       June 30,
($ in millions)                                                        2003
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Cash, Cash Equivalents and Restricted Cash (1)                        $1,458
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Net proceeds from 2.875% Convertible Senior Notes due 2010 (2)         $362
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Net proceeds from 10.75% Senior Notes due 2011 (3)                     $487
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Less payment in full of senior secured credit facility (4)           ($1,125)
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Less prepayment fee on senior secured credit facility                  ($4)
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Pro Forma Cash, Cash Equivalents and Restricted Cash (1)              $1,178
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     (1)  Includes  restricted  cash of $543  million  as of June  30,  2003 and restricted cash of $150 million pro forma.
     (2) $373.5 million aggregate principal amount of 2.875% Convertible Senior Notes issued July 2003.
     (3) $500 million aggregate principal amount of 10.75% Senior Notes issued October 2003.
     (4)  Represents purchase money indebtedness.

The senior notes have not been registered under the Securities Act of 1933 or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. This press release is not an offer of the senior notes for sale in the United States.

About Level 3 Communications
Level 3 (Nasdaq:LVLT) is an international communications and information services company. The company operates one of the largest Internet backbones in the world, is one of the largest providers of wholesale dial-up service to ISPs in North America and is the primary provider of Internet connectivity for millions of broadband subscribers, through its cable and DSL partners. The company offers a wide range of communications services over its 22,500 mile broadband fiber optic network including Internet Protocol (IP) services, broadband transport, colocation services, Genuity managed services, and patented Softswitch-based managed modem and voice services. Its Web address is www.Level3.com.

The company offers information services through its subsidiaries, (i)Structure and Software Spectrum. For additional information, visit their respective web sites at www.softwarespectrum.com, and www.i-structure.com.

Forward Looking Statement
Some of the statements made by Level 3 in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Level 3 believes that its primary risk factors include, but are not limited to: changes in the overall economy relating to, among other things, the September 11 attacks and subsequent events, the challenges of integration, substantial capital requirements; development of effective internal processes and systems; the ability to attract and retain high quality employees; technology; the number and size of competitors in its markets; law and regulatory policy; and the mix of products and services offered in the company's target markets. Additional information concerning these and other important factors can be found within Level 3's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.